Exhibit 24.1

THE GOODYEAR TIRE & RUBBER COMPANY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the “Company”), and the undersigned directors and officers of the Company, hereby constitute and appoint Laura K. Thompson, David L. Bialosky and Evan M. Scocos, and any one or more of them, their true and lawful attorneys-in-fact and agents, to do any and all of the acts, and to execute any and all instruments, which said attorneys and agents or any one of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the registration, under the Securities Act of up to a maximum of 18,000,000 shares of its Common Stock, without par value, which may be offered for sale in connection with the exercise of stock options and stock appreciation rights granted under, or issued pursuant to restricted stock grants, performance grants or other stock-based grants made under, the 2017 PERFORMANCE PLAN of the Company and the resale of such shares by certain persons acquiring such shares; including, without limitation, the power and authority to sign the name of the Company and the names of the undersigned directors and officers indicated below, to a Registration Statement on Form S-8 to be filed with the SEC in respect of said shares of Common Stock, including any and all amendments thereto (collectively, the “Registration Statement”) and to any and all instruments filed as a part of or in connection with the Registration Statement; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed or caused to be subscribed these presents this 6th day of June 2017.

Attest:	THE GOODYEAR TIRE & RUBBER COMPANY

/s/ David L. Bialosky	By	/s/ Richard J. Kramer
David L. Bialosky, Secretary		Richard J. Kramer,
Chairman of the Board,
Chief Executive Officer and President

Director, Chairman of the Board, Chief Executive Officer and President (principal executive officer)	/s/ Richard J. Kramer
Richard J. Kramer

Executive Vice President and Chief Financial Officer (principal financial officer)	/s/ Laura K. Thompson
Laura K. Thompson

Vice President and Controller (principal accounting officer)	/s/ Evan M. Scocos
Evan M. Scocos

Director	/s/ William J. Conaty
William J. Conaty

Director	/s/ James A. Firestone
James A. Firestone

Director	/s/ Werner Geissler
Werner Geissler

Director	/s/ Peter S. Hellman
Peter S. Hellman

Director	/s/ Laurette T. Koellner
Laurette T. Koellner

Director	/s/ W. Alan McCollough
W. Alan McCollough

Director	/s/ John E. McGlade
John E. McGlade

Director	/s/ Michael J. Morell
Michael J. Morell

Director	/s/ Roderick A. Palmore
Roderick A. Palmore

Director	/s/ Stephanie A. Streeter
Stephanie A. Streeter

Director	/s/ Thomas H. Weidemeyer
Thomas H. Weidemeyer

Director	/s/ Michael R. Wessel
Michael R. Wessel